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                                                                   EXHIBIT 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-92902, No. 333-14323 and No. 333-18871) of HNC
Software Inc. of our report dated January 21, 1997 appearing on page 37 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-22735) of HNC Software Inc. of our report dated January 21, 1997 appearing on page 37 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 36 of this Form 10-K.





PRICE WATERHOUSE LLP

San Diego, California
March 27, 1997



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